UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2021

DRAFTKINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38908	84-4052441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Berkeley Street, 5th Floor

Boston, MA 02116

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 986-6744

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DKNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Staff of the Securities and Exchange Commission (the “SEC”) released a statement (the “SEC Statement”) expressing the view that warrants issued by special purpose acquisition companies (“SPACs”) may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings.

DraftKings Inc. (the “Company,” “we” or “our”) has previously classified its private placement warrants and public warrants (collectively, the “warrants”), which were initially issued by Diamond Eagle Acquisition Corp. (“DEAC”) in connection with its initial public offering and assumed by the Company in connection with the consummation of the transactions contemplated by the Business Combination Agreement dated December 22, 2019, as amended on April 7, 2020, (the “Business Combination”), as equity. A form of the warrants is included as part of Exhibit 4.3 to the Company’s annual report on Form 10-K for the year ended December 31, 2020 (the “Warrant Agreement”).

The SEC Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The SEC Statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.”

Management initially evaluated the accounting for its warrants and believed its positions to be appropriate at that time, and while the terms of the warrants as described in the Warrant Agreement have not changed, as a result of the SEC Statement, the Company has determined to classify its warrants as liabilities, and will subsequently measure them at fair value through earnings pursuant to Accounting Standards Codification 815.

On April 30, 2021, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), after considering the recommendations of and consultation with management, concluded that the Company’s previously issued audited financial statements for the years ended December 31, 2020, and previously issued unaudited financial statements for the three month periods ending June 30, 2020 and September 30, 2020 (such years and periods, the “Affected Periods”) should no longer be relied upon due to such change in classification of the warrants.

The Company will file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Amended 10-K”) reflecting this change in classification of the warrants for the Affected Periods and the corresponding changes to the financial statement items for the Affected Periods will be set forth through disclosures in the financial statements included in the Amended 10-K. The Audit Committee and management have discussed the matters disclosed in this and the above paragraphs in this Item 4.02(a) with its independent registered public accounting firm, BDO USA, LLP.

At April 23, 2020, the Company assumed approximately 19.7 million warrants as part of the consummation of the Business Combination. At each of June 30, 2020, September 30, 2020, and December 31, 2020, the Company had approximately 2 million warrants remaining outstanding, all of which are subject to the reclassification as described herein.

The Company’s prior accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported revenue, operating expenses, cash flows, cash or common shares outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAFTKINGS INC.

Date: April 30, 2021	By:	/s/ R. Stanton Dodge
	Name:	R. Stanton Dodge
	Title:	Chief Legal Officer and Secretary